EXHIBIT 99.1

Upexi Agrees to Acquire Remaining 45% Interest in Cygnet Online One Year Ahead of Schedule

Clearwater, FL / April 12, 2023 / Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted brand owner and innovator in aggregation, today announced that the Company has acquired the remaining 45% interest in Cygnet Online LLC (“Cygnet”), an Amazon and eCommerce seller, with 1,200 active SKUs of branded OTC products. The acquisition will result in the Company’s full ownership of Cygnet’s expanding business and secures the Amazon reseller business expansion strategy for the future.

Cygnet has been selling on Amazon for many years, with a focus on the OTC, supplements, and beauty markets. With sales over $29.5 million in calendar 2022, it is a well-established secondary market seller on Amazon with licenses to sell many branded OTC products. Cygnet has achieved substantial growth for the past two years and the synergies with Upexi are expected to increase both the number of products and total sales in the future. The deal closes the week of May 15th with structured cash payments equaling $1.95 million over the subsequent 12 months.

Upexi CEO, Allan Marshall, commented, “The deal solidifies our Upexi Amazon reseller strategy for the future and reduces the overall cost structure for the business. Closing the deal early offers significant G&A savings and the opportunity to purchase Cygnet at a substantial discount to next year’s overall anticipated cost. Upexi’s business remains strong, even in the current challenging economic environment, and we continue to focus on growth and the overall long-term success of the business.”

About Upexi, Inc.

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty, and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

Forward Looking Statements:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Nortstrud

Chief Financial Officer

andrew.norstrud@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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